Exhibit 99.1

For Immediate Release

HOSPIRA TO ACQUIRE ORCHID’S GENERIC INJECTABLE

PHARMACEUTICALS BUSINESS

— Strengthens Hospira’s Manufacturing, Research and Development Capabilities —

— Enhances Orchid’s Financial Flexibility to Pursue New Growth Opportunities —

LAKE FOREST, Ill., and CHENNAI, INDIA, Dec. 15, 2009 — Hospira, Inc. (NYSE: HSP), the world leader in generic injectable pharmaceuticals, and Orchid Chemicals & Pharmaceuticals Ltd. (BSE: 524372, NSE: ORCHIDCHEM), a leading Indian pharmaceuticals company and among the top-five generic beta-lactam antibiotics manufacturers globally, today announced an agreement for Hospira to acquire Orchid’s generic injectable finished-dosage form pharmaceuticals business for approximately $400 million.

The acquisition includes Orchid’s beta-lactam antibiotics manufacturing complex (comprising cephalosporin, penicillin and carbapenem facilities) and pharmaceutical research and development (R&D) facility at Irungattukottai, Chennai, as well as its generic injectable product portfolio and pipeline. Beta-lactam antibiotics represent a class of drugs with a wide spectrum of antibacterial activity.

In addition, the companies signed a long-term exclusive agreement for Orchid to supply active pharmaceutical ingredients (APIs) for the acquired generic injectable pharmaceuticals business. This agreement builds on the existing product development and commercialization relationship between Hospira and Orchid.

Through this transaction, Hospira:

•                  Acquires a proven-quality, cost-competitive generic injectables manufacturing site that has approvals from international regulatory authorities, including the U.S. Food and Drug Administration; the associated R&D facility and a talented base of approximately 450 employees dedicated to the development and production of beta-lactam antibiotics;

Hospira, Inc. 275 North Field Drive Lake Forest, IL 60045 www.hospira.com	‘Orchid Towers’ #313, Valluvar Kottam High Road, Nungambakkam, Chennai 600 034 INDIA

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•                  Secures full ownership of Hospira’s primary beta-lactam portfolio and pipeline that were previously part of a commercialization agreement with Orchid; and

•                  Establishes a direct presence in India, providing a platform for future commercial growth.

“This acquisition aligns perfectly with Hospira’s strategy to improve our margins and cash flow, by lowering our cost position for a key product line, and to invest for growth, by expanding our presence globally and reinforcing our leadership position in generic injectables,” said Terry Kearney, chief operating officer, Hospira. “Orchid’s quality, speed to market and productivity are hallmarks of its business. We look forward to welcoming our new colleagues from Orchid and leveraging their collective knowledge to meet the evolving needs of Hospira’s customers.”

Through this transaction, Orchid:

•                  Underlines its ability to develop value-added, niche skill-sets in the global pharmaceuticals value chain, and monetize them;

•                  Further fortifies its business model with long-term contractual API revenue streams;

•                  Enhances its financial flexibility to pursue new growth opportunities; and

•                  Creates a roadmap to continue delivering shareholder value.

“This transaction and the long-term API contract are a testimony to the competitiveness of Orchid’s product portfolio in the global pharmaceuticals landscape, and its established capabilities in aseptic product manufacture. We are confident that Hospira will take our generic injectable pharmaceuticals business to even greater heights and provide enhanced career prospects to the employees being transferred. This transaction will provide Orchid with the financial flexibility to pursue new growth opportunities, and build upon our successful track record of value creation for our shareholders,” said Mr K Raghavendra Rao, managing director, Orchid.

Hospira and Orchid are committed to supporting the various current alliances and distribution arrangements of the acquired business.

Orchid/Hospira Partnership

In 2005, Mayne Pharma Ltd. (now part of Hospira) and Orchid entered into a strategic commercialization and development agreement. Subsequent agreements have added to the scope of the relationship, and the acquisition announced today gives Hospira the manufacturing/R&D capabilities, product application ownership and full commercialization rights to these products, as well as access to new product licenses and distribution partnerships. The long-term API agreement with Orchid will also ensure continuity of supply.

Transaction Details

The transaction has been unanimously approved by Hospira’s and Orchid’s boards of directors. It is subject to Orchid’s shareholders, regulatory and legal approvals, as well as customary closing conditions. Assuming all necessary approvals are secured, the transaction is expected to be completed in the first quarter of 2010. To help facilitate the transition process, the two companies will enter into transitional services agreements for approximately 12 months.

Financials

The transaction is expected to be EPS neutral for Hospira in 2010, excluding the impact of transaction-related expenses, such as purchase accounting charges and integration costs, and the amortization of intangible assets.

Advisors

Morgan Stanley is acting as financial advisor, Baker & McKenzie LLP as international legal advisor and Khaitan & Co. as Indian legal advisor to Hospira.

Citigroup Global Markets India Private Limited is acting as financial advisor, Latham & Watkins LLP as international legal advisor and Crawford Bayley & Co. as Indian legal advisor to Orchid.

Webcast

Hospira will host a conference call for investors and media at 11 a.m. Central Time on Tuesday, Dec. 15, 2009. A live webcast of the conference call will be available at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper computer setup for receiving the webcast. A replay will be available on the Hospira Web site for 30 days following the call.

About Hospira

Hospira, Inc. is a global specialty pharmaceutical and medication delivery company dedicated to Advancing WellnessTM. As the world leader in specialty generic injectable pharmaceuticals, Hospira offers one of the broadest portfolios of generic acute-care and oncology injectables, as well as integrated infusion therapy and medication management solutions. Through its products, Hospira helps improve the safety, cost and productivity of patient care. The company is headquartered in Lake Forest, Ill., USA, and has approximately 14,000 employees. Learn more at www.hospira.com.

About Orchid

Orchid Chemicals & Pharmaceuticals Ltd. is a leading pharmaceutical company headquartered in Chennai, India, involved in the development, manufacture and marketing of diverse bulk actives, formulations and nutraceuticals. With exports spanning more than 75 countries, Orchid is the largest manufacturer-exporter of cephalosporin bulk actives in India and is ranked amongst the Top 5-cephalosporin producers in the world. Orchid’s world-class manufacturing infrastructure includes multiple USFDA compliant API and dosage form facilities at Chennai and Aurangabad in India. Orchid has dedicated state-of-the-art GLP compliant R&D centres for API research, drug discovery and pharmaceutical research at Chennai, India. Orchid has ISO 9001:2000, ISO 14001 and OHSAS 18001 certifications. Orchid is listed on the National Stock Exchange (NSE), Bombay Stock Exchange (BSE) and the Madras Stock Exchange (MSE) in India. Additional information is available at the company’s website at www.orchidpharma.com.

Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K, and Hospira’s subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission, and incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Orchid Safe Harbour

This media release includes forward-looking statements and indications, which are based on current expectations and forecasts about future events. Such statements and indications involve known and unknown risks, uncertainties and other factors and may cause actual results to materially differ. Such factors include, but are not limited to, changes in local and global economic conditions, Orchid’s ability to successfully implement strategies, the market acceptance and demand of Orchid’s products and services, Orchid’s growth rates, expansion, technological change and Orchid’s exposure to market risks. By their nature, these statements and indications are only estimates and actual results could differ from these in the future.

Hospira Contacts		Orchid Contacts

Media		Corporate Communications & Investor Relations
Stacey Eisen	Tareta Adams	Ch. Ram
(224) 212-2276	(224) 212-2535	91-44-28244908
ram@orchidpharma.com
Financial Community
Karen King
(224) 212-2711

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